EXHIBIT 23.6

Arnett Carbis Toothman llp
CPAs and Advisors

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation in the Registration Statement on Form S-4 of Premier Financial Bancorp, Inc., of our report dated March 9, 2018, relating to our audits of the financial statements of First Bank of Charleston as of December 31, 2017 and 2016, and for each of the three years in the period ended December 31, 2017, appearing in such Registration Statement.

We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ Arnett Carbis Toothman llp

Charleston, West Virginia
July 17, 2018